EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY
Horizon Offshore Contractors, Inc. (Delaware Corporation)
Horizon Vessels, Inc. (Delaware Corporation)
Texas Offshore Contractors Corporation (Delaware Corporation)
Horizon Subsea Services, Inc. (Delaware Corporation)
Progressive Pipeline Contractors, Inc. (Delaware Corporation)
Affiliated Marine Contractors, Inc. (Delaware Corporation)
Fleet Pipeline Services, Inc. (Delaware Corporation)
Horizon Group L.D.C. (Cayman Exempted Limited Duration Company)
Horizon Offshore Contractors, Ltd. (Cayman Exempted Limited Liability Company)
Horizon Offshore International Ltd. (Cayman Exempted Limited Liability Company)
Horizon Vessels International Ltd. (Cayman Exempted Limited Liability Company)
Horizon Marine Construction Ltd. (Cayman Exempted Limited Liability Company)
Horizon Offshore Services, Ltd. (Cayman Exempted Limited Liability Company)
Gulf Offshore Construction, Inc. (Delaware Corporation)
Bayou Marine Contractors, Inc. (Delaware Corporation)
Tiburon Ingenieria y Construccion S. de R.L. de C.V. (Mexican Limited Liability Company)
ECH Offshore, S.de R.L. de C.V. (Mexican Limited Liability Company)
HOC Offshore, S.de R.L. de C.V (Mexican Limited Liability Company)
HoriZen, L.L.C. (Delaware Limited Liability Company)
Horizon-C-Bay-Costa-Afuera, S.de R.L. de C.V (Mexican Limited Liability Company)
Mojarra Costa Afuera, S.de R.L. de C.V (Mexican Limited Liability Company)
Horizon Offshore PTE, Ltd. (Singapore Private Company Limited by Shares)
PT Horizon Offshore Indonesia (Indonesian Corporation)
Horizon Offshore Contractors (Mauritius) Ltd. (Mauritius Private Company Limited by Shares)
Horizon Marine Construction (Mauritius) Ltd. (Mauritius Limited Liability Company)
Horizon Marine Contractors (Malaysia) Sdn. Bhd. (Malaysian Private Company Limited by Shares)
Marine Leasing (Labuan Pte. Ltd. (Labuan Private Company Limited by Shares)
Horizon Offshore Nigeria Ltd. (Nigerian Limited Liability Company)